EXHIBIT 10.1


THIS IS AN IMPORTANT DOCUMENT WHICH SETS OUT THE TERMS AND CONDITIONS OF THE OVERDRAFT FACILITY. PLEASE NOTE THAT OVERDRAFTS ARE REPAYABLE ON DEMAND. WE
RECOMMEND THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OF THE FACILITY.

Date: 18 March, 2005

Private & Confidential
Vicon Industries Limited                               Solent Corporate Office
Company Number 1551194                                 84 High Street
Brunel Way                                             Southhampton
Fareham                                                SO14 2NT
Hampshire
PO15 5TX                                               Telephone 023 8024 9409

Dear Sirs

Multi-Currency Overdraft Facility

I write to advise the terms and conditions upon which the Bank is willing to make available to you a multi-currency overdraft facility.

1. Definitions

In this letter the following expressions shall have the following meanings:-

"Bank" means The Royal Bank of Scotland plc acting as agent for National Westminster Bank Plc;

"Bank Office" means the office of the Bank at the above address or such other office/address as the Bank may notify to you from time to time;

"Facility" means the multi-currency overdraft facility made available or to be made available on the terms and conditions set out in this letter;

"Facility  Accounts"  means  the  Sterling  Account  and  the  Foreign  Currency
Accounts;

"Facility Limit" means (pound)1,000,000;

"Foreign Currency" means any currency (including the Euro) which is freely convertible into Sterling and readily available in the London Interbank Market;

"Foreign Currency Accounts" means the following Foreign Currency accounts on which the Facility is made available (or such other accounts as may be agreed between us from time to time):- References: 140-01-06101445, 550-00-06854451;

"Gross Limit" means (pound)1,000,000;

"Sterling " and the sign "(pound) " means the lawful currency of the United Kingdom;

"Sterling Account" means the following Sterling account on which the Facility is made available:- Number: 01144642 at Portsmouth Commercial Road (sorting code 560064);
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2. Preconditions

The Bank will not be obliged to make the Facility available until the following condition(s) have been met:-

(a) any new security required has been valued and completed to the Bank's satisfaction and the availability of any existing security for the Facility has been confirmed to the Bank's satisfaction;

(b) you have accepted the Facility on the terms and conditions set out in this letter by returning the duplicate of this letter with the acknowledgement duly signed, within 28 days of the date of this letter;


3. Limits and Utilisation

The Facility may be utilised by overdrawing the Facility Accounts up to the Facility Limit. The Facility Limit must not be exceeded at any time.

In addition, the aggregate of the cleared debtor balances on the facility Accounts must not at any time exceed the Gross Limit.

For the purposes of calculating the utilisation of the Facility:-

(i) where appropriate, any creditor balances on the Foreign Currency Accounts will be netted against any debtor balances on the Foreign Currency Accounts in the same Foreign Currency; then

(ii) the Sterling equivalent of the net balances on the Foreign Currency Accounts shall be calculated by reference to the prevailing market rate of exchange: and then

(iii)the Sterling equivalent of the net balances on the Foreign Currency Accounts will be netted against (or aggregated with) the net balance on the Sterling Account.

The Bank may decline to pay a cheque (or allow any other payment or withdrawal) from any Facility Account (whether in credit or debit) which would result in the Facility Limit being exceeded. If the Bank does pay a cheque (or allow such other payment or withdrawal) resulting in the Facility Limit being exceeded it will not mean either that the Facility Limit has changed or that the Bank will agree to pay any other cheque (or allow any other payment or withdrawal) which would have that effect.

The Bank may disregard any uncleared credits for the purposes of calculating the utilisation of the Facility (and any interest payable). If however the Bank does pay a cheque (or allows any other payment or withdrawal) against uncleared credits this does not mean that it is bound to do so at other times.

4. Availability

(a) The Facility is repayable upon demand in accordance with normal banking practice.

(b) Without prejudice to its overriding right to call for repayment on demand, it is the Bank's present intention that the Facility will be available until 28 February 2006. The Facility will be reviewed on that date but may be extended by mutual agreement.

The Bank will always give notification of its intention to place a restriction on your ability to make drawings on the Facility.

You may at any time advise us in writing that the Facility is no longer required.

5. Set Off, Retention and Appropriation

In addition to any other rights to which it may be entitled, including rights under any guarantee or security, the Bank may retain, set off or appropriate any creditor balances (whether current or not yet due) either on the Facility Accounts or any other accounts you may have with the Bank against any debtor balances on the Facility Accounts, or any other obligations you may owe to the Bank whether present, future, actual or contingent.

The Bank may exercise any of these rights without prior notice both before and after demand and in so doing may convert to Sterling at the prevailing market rate of exchange any balance which is in a Foreign Currency.

6. Interest

Sterling Accounts

Interest will be charged by the Bank on the cleared debtor balance of the Sterling Account as follows:-

(a) on that part of the cleared debtor balance on the Sterling Account up to (pound)1,000,000, at a rate equivalent to 1.5% per annum over the Bank's Base Rate; and

(b) for borrowing in excess of (pound)1,000,000, at a rate equivalent to 4.5% over the Bank's Base Rate.

Interest will be calculated both before and after demand, court decree or judgment on a daily basis and will be debited to the Sterling Account quarterly on the final business day of March, June, September and December (or on such other dates as the Bank may advise from time to time).

The Bank's Base Rate may vary from time to time but as at 15 March 2005 was 4.75% per annum. Changes to the Bank's Base Rate may be made at any time and with immediate effect, such changes being advised by way of press notice. Omission to publish details of any change in the press shall not stop the change from taking effect.

Foreign Currency Accounts

Interest on any debtor balances on the Foreign Currency Accounts will be charged separately by the Bank as follows:-

(a) on that part of the debtor balance on each of the Foreign Currency Accounts up to (pound)1,000,000, at a rate equivalent to 1.50% per annum over the Bank's relevant Currency Lending Rate; and

(b) for borrowing in excess of (pound)1,000,000, at a rate equivalent to 4.50% over the Bank's relevant Currency Lending Rate.

The Bank's Currency Lending Rates are variable and will therefore change from time to time.

Interest will be calculated on a daily basis and a year of 360 days (or such other period as reflects market convention) on the debtor balance and debited to the respective Foreign Currency Accounts quarterly on the first business day of March, June, September and December.

7. Costs

An arrangement fee of (pound)1,850 is payable and will be debited to the Sterling Account following receipt by the Bank of your acceptance of the terms and conditions of the Facility as set out in this letter or following first utilisation of the Facility, whichever is the earlier. You will also be responsible for paying any costs incurred by the Bank in connection with the Facility whether as a result of you breaking the terms of the Facility or not. These costs will include (but not be limited to) costs of taking and discharging any security; taking steps, including court action, to obtain payment; enforcing and/or preserving the Bank's rights under any security held for the Facility; tracing you if you change address without notice and communicating with you if you break the terms of the Facility. If such costs remain unpaid then they may be debited by the Bank to any of the Facility Accounts (where necessary after conversion at the prevailing market rate of exchange).

8. Security

The Facility will be secured by the following:-

(a)  the existing available security held by the Bank as follows:-

     (i) First Legal Charge by you over Industrial Unit at Site P3, Brunel Way, Segensworth Industrial Estate, Fareham, Hampshire;

     (ii) Debenture by you;

(b) all further available security which the Bank may in future obtain. Any additional security will require to be granted in the Bank's preferred form. The value of the security will be reviewed regularly and, without prejudice to its overriding right to call for repayment on demand, the Bank may seek additional security if there is a significant drop in the value of the security held.

9. Financial Information

To enable the Bank to monitor the Facility you will provide:-

(a) as soon as they become available but in any event within 180 days after the end of your financial year, your audited financial statements for that year; and

(b) as soon as they become available but in any event no later than 21 days after the end of the accounting period to which they relate, and in a format acceptable to the Bank, your monthly management accounts incorporating balance sheet, profit and loss account and aged list of debtors and creditors (the "Management Accounts"); and

(c) promptly, such further information regarding your financial condition and operations as the Bank may reasonably request.

All accounts and other financial information you provide to the Bank will be prepared consistently and in accordance with generally accepted accounting standards.

10. Financial Performance

The financial statements and Management Accounts will require to demonstrate that on the last day of the period covered by the relevant statements/accounts Overdraft Utilisation was not more than 150% of Debtors and Overdraft Utilisation was not more than 250% of Debtors plus stock minus preferentials, failing which, without prejudice to the Bank's overriding right to call for repayment on demand, the Bank, after due notice, may amend, restrict or withdraw the facility.

For the purpose of this clause the following definitions shall apply:-

"Debtors" means the value of debtors aged less than 90 days excluding, as determined by the Bank, inter company debtors, debtors who are also creditors, debtors in dispute or known to be doubtful, debtors domiciled outwith the United Kingdom that are not credit insured, stage payments due under contracts and retention monies.

" Overdraft Utilisation" means the aggregate debtor balance on the Facility Accounts as at the close of business on the final business day of the period covered by the financial statements or Management Accounts.

"Stock" is subject to retention of title provisions, obsolete stock, work in progress and such other stock as the Bank may reasonably decide to exclude.

11. Miscellaneous

(a) The Bank may debit any of the Facility Accounts in accordance with the terms of Clauses 6 and 7 of this letter even if it results in the Facility Limit being exceeded.

(b) These terms and conditions will not be affected in any way by any of the Facility Accounts being allocated another account number by the Bank or being transferred to another branch, office or department of the Bank.

(c) The Bank may change any of these terms and conditions by giving at least one month's written notice to you.

(d) In the event of the Bank demanding repayment of the Facility in terms of Clause 4 of this letter:-

     (i) subject to sub-clause (iii) below, you will require to repay any debtor balances on Foreign Currency Accounts in immediately available funds of the relative Foreign Currency (or such other funds as may at the time being be customary for the settlement of international banking transactions in such Foreign Currency);

     (ii) all payments under the Facility will require to be made without set off or counterclaim and clear of any deduction, whether of present or future taxes, stamp duty or other charges unless you are required by law to make such payment subject to any deduction or withholding in which case the relevant payment will require to be increased to the extent necessary to ensure that the Bank receives a sum equal to the sum which it would have received had you not been required to make such a deduction or withholding;

     (iii)the Bank reserves the right, at any time after the serving of demand, to convert all or any balances on Foreign Currency Accounts (together with any accrued interest and unpaid costs, charges, fees and expenses denominated in such Foreign Currency) to Sterling at the prevailing market rate of exchange and pass a corresponding debit against any Sterling Account.

(e) Unless otherwise agreed, requests for new Facility Accounts must be submitted via the Bank Office at least 5 business days in advance (in the case of Foreign Currency accounts, using the relevant application form required by the Bank). The Bank's agreement to the addition (or removal) of Facility Accounts to/from the Facility will be subject to these terms and conditions being suitably amended to the Bank's satisfaction.

Please indicate your acceptance of the above terms and conditions by arranging for the acknowledgement on the duplicate of this letter to be signed and returned to me.

We may, at our option, treat any usage of the Facility as acceptance (without amendment) of the terms and conditions of this letter.

Please do not hesitate to contact me if you require clarification of any of the above terms and conditions.


Yours faithfully
For and on behalf of
The Royal Bank of Scotland plc acting as agent for National Westminster Bank Plc



Neil Holloway
Relationship Director

Having decided that the proposed Facility is appropriate and in our best interests the Facility is hereby accepted on the above terms and conditions For and on behalf of Vicon Industries Limited

Signature(s)

______________________________ signed on (date) __________________
______________________________ signed on (date) __________________